FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD NON-GAAP FOURTH-QUARTER
AND FULL-YEAR 2021 FINANCIAL RESULTS

•        Fourth-quarter total net sales of $3.3 billion up 5.2% compared with prior-year

•        Fourth-quarter GAAP diluted EPS from continuing operations of $1.05 compared with prior-year GAAP diluted EPS from continuing operations of $0.99

•        Fourth-quarter non-GAAP diluted EPS from continuing operations of $1.07 compared with prior-year non-GAAP diluted EPS from continuing operations of $1.00

•        Introduces full-year 2022 GAAP diluted EPS guidance to be $4.75 to $4.91, reflecting growth of 7% to 10% over 2021 GAAP diluted EPS and growth of 5% to 9% over 2021 non-GAAP diluted EPS

MELVILLE, N.Y., February 15, 2022 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record fourth-quarter non-GAAP financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Total net sales for the quarter ended December 25, 2021, were $3.3 billion, up 5.2% compared with the fourth-quarter of 2020. The 5.2% increase included 1.4% internal growth in local currencies, 4.3% growth from acquisitions and a 0.5% decline related to foreign currency exchange. (See Exhibit A for details of sales growth.)  Fourth-quarter internal sales growth in local currencies when excluding personal protective equipment (PPE) and COVID-19 related products, as well as prior-year sales to Covetrus under the transition services agreement, was 6.3% compared with the prior-year.

GAAP net income attributable to Henry Schein, Inc. from continuing operations for the fourth-quarter of 2021 was $147.2 million, or $1.05 per diluted share, compared with prior-year GAAP net income attributable to Henry Schein, Inc. from continuing operations of $141.9 million, or $0.99 per diluted share. Non-GAAP net income from continuing operations for the fourth-quarter of 2021 was $150.7 million, or $1.07 per diluted share, compared with prior-year non-GAAP net income from continuing operations of $143.6 million, or $1.00 per diluted share. Exhibit B provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

“Despite the impact of the global COVID-19 pandemic, we are pleased to report excellent full-year 2021 financial results, including an outstanding fourth quarter that exceeded our expectations,” said Stanley M. Bergman, Chairman of the

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Board and Chief Executive Officer of Henry Schein. “We have updated our 2022 financial guidance based on this latest view of our businesses. The updated guidance reflects the execution of two key strategic priorities contained in our 2022 to 2024 strategic plan: continuous operational improvement in our distribution businesses leading to exceptional customer experience and profit improvement, complemented by increasing the overall contribution of our Technology and Value-Added Services businesses and our Dental Specialty products, which have higher sales growth and higher operating margins.”

 Global Dental sales for the fourth-quarter of 2021 of $2.0 billion increased 9.4% compared with the prior-year period. In local currencies, internally generated sales increased 6.4% with 3.9% growth from acquisitions and a 0.9% decline related to foreign currency exchange. The 6.4% internal growth in local currencies included growth of 9.3% in North America and 2.5% internationally.

Global Dental consumable merchandise internal sales growth was 6.6% in local currencies. Excluding sales of PPE and COVID-19 related products, internal sales growth in local currencies was 7.4%. In North America, dental consumable merchandise internal sales in local currencies increased 10.3%, and 10.1% when excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 6.6%. Internationally, dental consumable merchandise internal sales in local currencies increased 1.9%, and 4.0% when excluding sales of PPE and COVID-19 related products, and dental equipment internal sales in local currencies increased 4.2%.

“North America dental consumable merchandise internal sales growth in local currencies with and without PPE and COVID-19 related products was strong in the fourth quarter. This growth reflects the impact of some modest price increases as well as the contribution from two large contracts with Dental Service Organizations awarded in 2021.  North America dental equipment sales growth reflected strong growth in our high-technology product offering and modest growth in sales of traditional equipment. We continued to experience some delivery and installation delays in the U.S. traditional dental equipment business, as we had expected. We also experienced some modest delays in the delivery of digital imaging units, which we expect to last one more quarter,” said Mr. Bergman.

“In our International Dental business, we had very strong sales growth in the UK driven by a recovery from last year, and in Brazil where we have seen some accelerated consolidation within the dental distribution industry, as well as good growth in Italy, Spain, Eastern Europe, and Australia,” added Mr. Bergman. “Our global equipment businesses are performing very well overall as dental offices continue to invest in their businesses.  We have expanded our Brazilian equipment business, and at this time we have a strong underlying global equipment order book.”

Global Medical sales for the fourth-quarter of 2021 of $1.1 billion declined by 3.2% compared with the comparable period last year, consisting of a decrease of 7.1% in local currencies and 3.9% growth from acquisitions. There was no impact related to foreign currency exchange. Excluding sales of PPE and COVID-19 related products, internal sales in local currencies increased 3.6%.

“Global Medical internal sales in local currencies for the fourth-quarter declined against a tough prior-year comparison that had extremely strong sales of PPE and COVID-19 related products. When normalizing for sales of those products, growth was solid as we continued to gain new customers while achieving deeper penetration among existing accounts,” said Mr. Bergman.

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Global Technology and Value-Added Services sales of $177.2 million increased 27.8% compared with the prior-year quarter and included 13.4% internal sales growth in local currencies and 14.4% growth from acquisitions.  There was no material impact related to foreign currency exchange.

“Global Technology and Value-Added Services sales growth was driven by Henry Schein One, the largest contributor to sales in this segment, which once again posted record-high quarterly revenue. Growth within Henry Schein One continues to be driven primarily by a recovery in patient traffic to dental offices, which generates demand for our revenue cycle management solutions,” added Mr. Bergman.

Stock Repurchase Plan

During the fourth-quarter of 2021, the Company repurchased approximately 2 million shares of its common stock at an average price of $75.50 per share, for a total of $150 million. The impact of the repurchase of shares on fourth-quarter diluted EPS was immaterial. At fiscal year-end, Henry Schein had approximately $200 million authorized and available for future stock repurchases.

Full-Year 2021 Financial Results

Total net sales from continuing operations for 2021 were $12.4 billion, an increase of 22.6% compared with 2020. The 22.6% increase included 16.9% internal growth in local currencies, 4.2% growth from acquisitions and 1.5% growth related to foreign currency exchange.

GAAP net income attributable to Henry Schein, Inc. from continuing operations for 2021 was $631.2 million, or $4.45 per diluted share, compared with GAAP net income attributable to Henry Schein, Inc. from continuing operations for 2020 of $402.8 million, or $2.81 per diluted share. Non-GAAP net income from continuing operations for 2021 was $640.6 million, or $4.52 per diluted share, compared with non-GAAP net income from continuing operations for 2020 of $425.3 million, or $2.97 per diluted share. Non-GAAP results for 2021 and 2020 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

Financial Guidance

Henry Schein today provided guidance for 2022 GAAP diluted EPS as follows: 2022 GAAP diluted EPS attributable to Henry Schein, Inc. is expected to be $4.75 to $4.91, reflecting growth of 7% to 10% compared with 2021 GAAP diluted EPS of $4.45 and growth of 5% to 9% compared with 2021 non-GAAP diluted EPS of $4.52. This compares with preliminary guidance provided on November 2, 2021, for growth in 2022 non-GAAP diluted EPS to be in the mid to high single digits over 2021 non-GAAP diluted EPS.

Guidance for 2022 GAAP diluted EPS is for completed or previously announced acquisitions and does not include the impact of future share repurchases, potential future acquisitions or restructuring expenses, if any. Guidance also assumes that foreign currency exchange rates are generally consistent with current levels, that end markets remain stable and are consistent with current market conditions, and that there are no material adverse market changes associated with COVID-19.

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Fourth-Quarter 2021 Conference Call Webcast

The Company will hold a conference call to discuss fourth-quarter 2021 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended for a period of one week.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 21,600 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology and Supply Chain solutions help office-based dental  and medical  practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 32 countries and territories. The Company's sales reached $12.4 billion in 2021, and have grown at a compound annual rate of approximately 12.5 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein,  and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements include EPS guidance and are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms. A fuller discussion of our operations, financial condition and status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations. Forward looking statements include the impact of the Company’s announced CFO succession plan, the overall impact of the Novel Coronavirus Disease 2019 (COVID-19) on the Company, its results of operations, liquidity and financial condition (including any estimates of the impact on these items), the rate and consistency with which dental and other practices resume or maintain normal operations in the United States and internationally, expectations regarding PPE and COVID-19 related product sales and inventory levels, whether additional resurgences or variants of the virus will adversely impact the

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resumption of normal operations, whether vaccine mandates will adversely impact the Company (by disrupting our workforce and/or business), whether supply chain disruptions will adversely impact our business, the impact of restructuring programs as well as of any future acquisitions, and more generally current expectations regarding performance in current and future periods. Forward looking statements also include the (i) ability of the Company to have continued access to a variety of test types, expectations regarding COVID-19 test sales, demand and inventory levels, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures and (ii) potential for the Company to distribute the COVID-19 vaccines and ancillary supplies.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: risks associated with COVID-19 and any variants thereof, as well as other disease outbreaks, epidemics, pandemics, or similar wide spread public health concerns and other natural disasters; our dependence on third parties for the manufacture and supply of our products; our ability to develop or acquire and maintain and protect new products (particularly technology products) and technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; the repeal or judicial prohibition on implementation of the Affordable Care Act; changes in the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic and political conditions, including international trade agreements, potential trade barriers and terrorism; failure to comply with existing and future regulatory requirements; risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the collection, storage and processing of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation; risks related to product liability, intellectual property and other claims; litigation risks; new or unanticipated litigation developments and the status of litigation matters; risks associated with customs policies or legislative import restrictions; cyberattacks or other privacy or data security breaches; risks associated with our global operations; our dependence on our senior management, employee hiring and retention, and our relationships with customers, suppliers and manufacturers; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items. In the schedules attached to the press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income. Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Although this decision could change in the future, the Company has not provided in this press release non-GAAP guidance for fiscal 2022 as it currently does not anticipate using non-GAAP financial measures in this period.

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CONTACTS:    Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Graham Stanley

Vice President, Investor Relations and Strategic Financial Project Officer

graham.stanley@henryschein.com

(631) 843-5963

Media

Ann Marie Gothard

Vice President, Global Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
	(unaudited)	(unaudited)

Net sales	$3,330,522	$3,165,725	$12,401,021	$10,119,141
Cost of sales	2,351,018	2,306,045	8,728,770	7,304,913
Gross profit	979,504	859,680	3,672,251	2,814,228
Operating expenses:
Selling, general and administrative	774,364	674,100	2,812,656	2,246,832
Restructuring costs	4,579	4,380	7,939	32,093
Operating income	200,561	181,200	851,656	535,303
Other income (expense):
Interest income	1,702	2,361	6,451	9,842
Interest expense	(8,189)	(11,968)	(27,600)	(41,377)
Other, net	(1,025)	(1,663)	41	(3,873)
Income from continuing operations before taxes,
equity in earnings of affiliates and noncontrolling interests	193,049	169,930	830,548	499,895
Income taxes	(43,361)	(29,409)	(197,349)	(95,374)
Equity in earnings of affiliates	2,459	4,536	20,009	12,344
Gain on sale of equity investments	-	1,572	7,318	1,572
Net income from continuing operations	152,147	146,629	660,526	418,437
Income from discontinued operations, net of tax	-	712	-	986
Net income	152,147	147,341	660,526	419,423
Less: Net income attributable to noncontrolling interests	(4,914)	(4,708)	(29,294)	(15,629)
Net income attributable to Henry Schein, Inc.	$147,233	$142,633	$631,232	$403,794
Amounts attributable to Henry Schein Inc.:
Continuing operations	$147,233	$141,921	$631,232	$402,808
Discontinued operations	-	712	-	986
Net income attributable to Henry Schein, Inc.	$147,233	$142,633	$631,232	$403,794

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$1.06	$1.00	$4.51	$2.83
Diluted	$1.05	$0.99	$4.45	$2.81

Earnings per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$-	$0.01	$-	$0.01
Diluted	$-	$-	$-	$0.01

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.06	$1.00	$4.51	$2.83
Diluted	$1.05	$1.00	$4.45	$2.82

Weighted-average common shares outstanding:
Basic	138,406	142,379	140,091	142,504
Diluted	140,318	143,328	141,773	143,404

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 25,	December 26,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$117,965	$421,185
Accounts receivable, net of reserves of $67,168 and $88,030	1,451,829	1,424,787
Inventories, net	1,861,138	1,512,499
Prepaid expenses and other	413,103	432,944
Total current assets	3,844,035	3,791,415
Property and equipment, net	366,456	342,004
Operating lease right-of-use assets, net	324,950	288,847
Goodwill	2,854,150	2,504,392
Other intangibles, net	667,626	479,429
Investments and other	423,874	366,445
Total assets	$8,481,091	$7,772,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,053,934	$1,005,655
Bank credit lines	50,530	73,366
Current maturities of long-term debt	10,640	109,836
Operating lease liabilities	76,393	64,716
Accrued expenses:
Payroll and related	385,376	295,329
Taxes	136,919	138,671
Other	592,722	595,529
Total current liabilities	2,306,514	2,283,102
Long-term debt	811,346	515,773
Deferred income taxes	42,283	30,065
Operating lease liabilities	267,772	238,727
Other liabilities	376,672	392,781
Total liabilities	3,804,587	3,460,448

Redeemable noncontrolling interests	613,312	327,699
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $0.01 par value, 480,000,000 shares authorized,
137,145,558 outstanding on December 25, 2021 and
142,462,571 outstanding on December 26, 2020	1,371	1,425
Additional paid-in capital	-	-
Retained earnings	3,595,233	3,454,831
Accumulated other comprehensive loss	(171,478)	(108,084)
Total Henry Schein, Inc. stockholders' equity	3,425,126	3,348,172
Noncontrolling interests	638,066	636,213
Total stockholders' equity	4,063,192	3,984,385
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$8,481,091	$7,772,532

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Years Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$152,147	$147,341	$660,526	$419,423
Income from discontinued operations	-	712	-	986
Income from continuing operations	152,147	146,629	660,526	418,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,695	47,023	209,528	185,538
Impairment charge on intangible assets	713	18,126	713	20,275
Gain on sale of equity investments	-	(2,096)	(9,757)	(2,096)
Stock-based compensation expense	20,715	15,436	78,415	8,788
Provision for (benefits from) losses on trade and other accounts receivable	1,047	547	(7,748)	35,137
Benefit from deferred income taxes	(10,260)	(4,784)	(10,985)	(52,977)
Equity in earnings of affiliates	(2,459)	(4,536)	(20,009)	(12,344)
Distributions from equity affiliates	2,727	5,949	17,762	16,002
Changes in unrecognized tax benefits	4,532	(6,516)	(1,947)	(24,881)
Other	(9,669)	10,876	(9,717)	5,012
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	87,263	10,509	4,162	(189,349)
Inventories	(87,210)	(5,987)	(295,131)	(31,817)
Other current assets	50,711	45,267	9,060	(6,479)
Accounts payable and accrued expenses	7,687	68,662	84,708	224,273
Net cash provided by operating activities from continuing operations	276,639	345,105	709,580	593,519
Net cash provided by operating activities from discontinued operations	-	4,743	-	5,391
Net cash provided by operating activities	276,639	349,848	709,580	598,910
Cash flows from investing activities:
Purchases of fixed assets	(30,309)	(11,030)	(79,015)	(48,829)
Payments related to equity investments and business
acquisitions, net of cash acquired	(155,193)	(7,965)	(570,558)	(60,173)
Proceeds from sale of equity investment	-	2,020	9,757	14,020
Proceeds from (repayments to) loan to affiliate	1,890	208	(4,090)	(1,243)
Other	(14,604)	(4,296)	(33,311)	(18,794)
Net cash used in investing activities from continuing operations	(198,216)	(21,063)	(677,217)	(115,019)
Net cash used in investing activities from discontinued operations	-	-	-	-
Net cash used in investing activities	(198,216)	(21,063)	(677,217)	(115,019)
Cash flows from financing activities:
Net change in bank borrowings	(5,280)	(439,057)	(18,408)	45,082
Proceeds from issuance of long-term debt	105,000	-	305,000	501,421
Principal payments for long-term debt	(435)	(759)	(122,270)	(611,216)
Debt issuance costs	(880)	(196)	(2,893)	(3,879)
Debt extinguishment costs	-	-	-	(401)
Payments for repurchases of common stock	(150,000)	-	(401,211)	(73,789)
Payments for taxes related to shares withheld for employee taxes	(99)	(292)	(7,471)	(14,299)
Distributions to noncontrolling shareholders	(16,842)	(3,891)	(25,464)	(7,886)
Acquisitions of noncontrolling interests in subsidiaries	(9,948)	(4,604)	(60,240)	(19,538)
Proceeds from Henry Schein Animal Health Business	-	2,572	-	2,711
Net cash used in financing activities from continuing operations	(78,484)	(446,227)	(332,957)	(181,794)
Net cash used in financing activities from discontinued operations	-	(4,743)	-	(5,391)
Net cash used in financing activities	(78,484)	(450,970)	(332,957)	(187,185)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(1,107)	9,875	(2,626)	18,382
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	-	-	-	-
Net change in cash and cash equivalents from continuing operations	(1,168)	(112,310)	(303,220)	315,088
Cash and cash equivalents, beginning of period	119,133	533,495	421,185	106,097
Cash and cash equivalents, end of period	$117,965	$421,185	$117,965	$421,185

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Exhibit A - Fourth Quarter Sales

Henry Schein, Inc.
2021 Fourth Quarter
Sales Summary
(in thousands)
(unaudited)
Q4 2021 over Q4 2020

Global	Q4 2021	Q4 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$1,509,518	$1,361,219	10.9%	-0.7%	11.6%	5.0%	6.6%
Dental Equipment	510,266	485,153	5.2%	-1.2%	6.4%	0.8%	5.6%
Total Dental	2,019,784	1,846,372	9.4%	-0.9%	10.3%	3.9%	6.4%

Medical	1,133,498	1,171,373	-3.2%	0.0%	-3.2%	3.9%	-7.1%
Total Health Care Distribution	3,153,282	3,017,745	4.5%	-0.6%	5.1%	4.0%	1.1%

Technology and value-added services	177,240	138,711	27.8%	0.0%	27.8%	14.4%	13.4%
Total excluding Corporate TSA Revenue	3,330,522	3,156,456	5.5%	-0.5%	6.0%	4.3%	1.7%
Corporate TSA revenues (1)	-	9,269	n/a	n/a	n/a	n/a	n/a
Total Global	$3,330,522	$3,165,725	5.2%	-0.5%	5.7%	4.3%	1.4%
North America	Q4 2021	Q4 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$900,915	$762,587	18.1%	0.3%	17.8%	7.5%	10.3%
Dental Equipment	316,307	295,780	6.9%	0.3%	6.6%	0.0%	6.6%
Total Dental	1,217,222	1,058,367	15.0%	0.4%	14.6%	5.3%	9.3%

Medical	1,108,541	1,137,313	-2.5%	0.0%	-2.5%	4.1%	-6.6%
Total Health Care Distribution	2,325,763	2,195,680	5.9%	0.2%	5.7%	4.7%	1.0%

Technology and value-added services	154,645	119,456	29.5%	0.1%	29.4%	16.8%	12.6%
Total excluding Corporate TSA Revenue	2,480,408	2,315,136	7.1%	0.1%	7.0%	5.4%	1.6%
Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a
Total North America	$2,480,408	$2,315,136	7.1%	0.1%	7.0%	5.4%	1.6%

International	Q4 2021	Q4 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$608,603	$598,632	1.7%	-2.1%	3.8%	1.9%	1.9%
Dental Equipment	193,959	189,373	2.4%	-3.7%	6.1%	1.9%	4.2%
Total Dental	802,562	788,005	1.8%	-2.6%	4.4%	1.9%	2.5%

Medical	24,957	34,060	-26.7%	-2.5%	-24.2%	0.0%	-24.2%
Total Health Care Distribution	827,519	822,065	0.7%	-2.5%	3.2%	1.8%	1.4%

Technology and value-added services	22,595	19,255	17.3%	-0.5%	17.8%	0.0%	17.8%
Total excluding Corporate TSA Revenue	850,114	841,320	1.0%	-2.5%	3.5%	1.8%	1.7%
Corporate TSA revenues (1)	-	9,269	n/a	n/a	n/a	n/a	n/a
Total International	$850,114	$850,589	-0.1%	-2.5%	2.4%	1.8%	0.6%

(1)  Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which ended in December 2020.

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Exhibit A - Year-to-Date Sales

Henry Schein, Inc.
Full Year 2021
Sales Summary
(in thousands)
(unaudited)

Full Year 2021 over Full Year 2020

Global	Full Year 2021	Full Year 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$5,854,451	$4,555,234	28.5%	2.3%	26.2%	5.6%	20.6%
Dental Equipment	1,687,499	1,357,359	24.3%	2.4%	21.9%	0.8%	21.1%
Total Dental	7,541,950	5,912,593	27.6%	2.4%	25.2%	4.5%	20.7%

Medical	4,218,175	3,617,017	16.6%	0.1%	16.5%	2.8%	13.7%
Total Health Care Distribution	11,760,125	9,529,610	23.4%	1.5%	21.9%	3.8%	18.1%

Technology and value-added services	640,896	514,258	24.6%	1.1%	23.5%	10.5%	13.0%
Total excluding Corporate TSA Revenue	12,401,021	10,043,868	23.5%	1.5%	22.0%	4.2%	17.8%
Corporate TSA revenues (1)	-	75,273	n/a	n/a	n/a	n/a	n/a
Total Global	$12,401,021	$10,119,141	22.6%	1.5%	21.1%	4.2%	16.9%
North America	Full Year 2021	Full Year 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$3,513,057	$2,656,684	32.2%	0.7%	31.5%	8.3%	23.2%
Dental Equipment	991,186	814,837	21.6%	1.0%	20.6%	0.0%	20.6%
Total Dental	4,504,243	3,471,521	29.7%	0.7%	29.0%	6.4%	22.6%

Medical	4,115,240	3,514,670	17.1%	0.0%	17.1%	2.9%	14.2%
Total Health Care Distribution	8,619,483	6,986,191	23.4%	0.4%	23.0%	4.6%	18.4%

Technology and value-added services	554,123	446,830	24.0%	0.2%	23.8%	11.8%	12.0%
Total excluding Corporate TSA Revenue	9,173,606	7,433,021	23.4%	0.4%	23.0%	5.0%	18.0%
Corporate TSA revenues (1)	-	-	n/a	n/a	n/a	n/a	n/a
Total North America	$9,173,606	$7,433,021	23.4%	0.4%	23.0%	5.0%	18.0%

International	Full Year 2021	Full Year 2020	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth
Dental Merchandise	$2,341,394	$1,898,550	23.3%	4.6%	18.7%	1.9%	16.8%
Dental Equipment	696,313	542,522	28.3%	4.5%	23.8%	1.8%	22.0%
Total Dental	3,037,707	2,441,072	24.4%	4.5%	19.9%	1.9%	18.0%

Medical	102,935	102,347	0.6%	4.4%	-3.8%	0.0%	-3.8%
Total Health Care Distribution	3,140,642	2,543,419	23.5%	4.6%	18.9%	1.8%	17.1%

Technology and value-added services	86,773	67,428	28.7%	7.1%	21.6%	2.4%	19.2%
Total excluding Corporate TSA Revenue	3,227,415	2,610,847	23.6%	4.6%	19.0%	1.9%	17.1%
Corporate TSA revenues (1)	-	75,273	n/a	n/a	n/a	n/a	n/a
Total International	$3,227,415	$2,686,120	20.2%	4.5%	15.7%	1.8%	13.9%

(1)  Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health Spin-off, which ended in December 2020.

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Exhibit B

Henry Schein, Inc.
2021 Fourth Quarter and Full Year
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			Full Year
			%			%
	2021	2020	Growth	2021	2020	Growth
Net income from continuing operations attributable to Henry Schein, Inc.	$147,233	$141,921	3.7%	$631,232	$402,808	56.7%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.05	$0.99	6.1%	$4.45	$2.81	58.4%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$4,579	$4,380		$7,939	$32,093
Income tax benefit for restructuring costs (1)	(1,145)	(1,095)		(1,985)	(8,023)
Settlement and litigation costs - Pre-tax (2)	-	-		14,253	-
Income tax benefit for settlement and litigation costs (2)	-	-		(3,548)	-
Gain on sale of equity investments (3)	-	(1,572)		(7,318)	(1,572)
Total non-GAAP adjustments to Net income from continuing operations	$3,434	$1,713		$9,341	$22,498

Non-GAAP adjustments to diluted EPS from continuing operations	$0.02	$0.01		$0.07	$0.16

Non-GAAP Net income from continuing operations attributable to Henry Schein, Inc.	$150,667	$143,634	4.9%	$640,573	$425,306	50.6%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	$1.07	$1.00	7.0%	$4.52	$2.97	52.2%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)    Represents Q4 2021 restructuring costs of $4,579, net of $1,145 tax benefit, resulting in an after-tax effect of $3,434, and YTD 2021 restructuring costs of $7,939, net of $1,985 tax benefit, resulting in an after-tax effect of $5,954.  Represents Q4 2020 restructuring costs of $4,380, net of $1,095 tax benefit, resulting in an after-tax effect of $3,285, and YTD 2020 restructuring costs of $32,093, net of $8,023 tax benefit, resulting in an after-tax effect of $24,070.

(2)    Represents a YTD 2021 pre-tax charge of $15,750, net of $1,497 of noncontrolling interests, related to settlement and litigation costs, net of a tax benefit of $3,548, resulting in a net after-tax charge of $10,705.

(3)    In the third quarter of 2021 we received contingent proceeds of $9.8 million from the 2019 sale of Hu-Friedy resulting in the recognition of an additional after-tax gain of $7.3 million.

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